UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

NOGALES RESOURCES CORP.

(Exact name of registrant as specified in its charter)

NEVADA	333-199013	35-2510378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4F Fung House, 20 Connaught Road, Central, Hong Kong
(Address of principal executive offices)

Registrant's telephone number, including area code: +852-39797119

____________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2016, the board of directors appointed Philip Kwan as our new Director, President, Secretary, Treasurer, CEO, and CFO.

Following these appointments, the board accepted the resignation of Lei Yang as our former sole officer and director. There was no known disagreement with Ms. Yang regarding our operations, policies, or practices.

Philip Kwan Swee Seng has been secretary Asia Pacific Boiler Corporation since September 15, 2014. Mr. Philip Kwan, is a marketing and human resources management specialist with over 30 years’ experience working in Asia and abroad. Mr. Kwan has worked as Human Resource Manager since 1974 and he has worked for various multinational corporations such as Murata Electronics, Tomy Toy, Yamashina Seiko-sho and Showa Plastics. In 1995, he established Total Asia Pacific Marketing Pty. Ltd. in Australia, and was the Managing Director of that company, which was engaged in marketing finished non-ferrous metal production from Australia to Singapore and the other south Asian countries until 2005. In year 1998, he established James Walker Singapore Pte. Ltd. for James Walker Group of Companies from UK and held the position of Finance Director until 2006. Since 2007, he has served as the Regional HR Manager of the publicly listed company Teledata Singapore Ltd., where he is responsible for the company’s administrative and HR management of the regional offices in the Asian Region. Prior to his management career, Mr. Kwan served a three year tour of duty as a logistic officer with a rank of lieutenant in the Singapore Armed Forces, and 1 year in the Ministry of Defense as a Defense Executive officer.

Mr. Kwan holds a Certificate in Industrial Relations from the Institute of Work Managers (UK), a Professional Diploma in Management Studies from North Staffordshire Polytechnic (UK) and a Diploma in Management Consultancy from the National Productivity Board (UK) (now known as Spring). He is an ordinary member of British Institute of Management, Singapore Institute of Management and Singapore Institute of Human Resource Management. Mr. Kwan attended the Autonomous Learners World Caucus at Oxford University in United Kingdom in 2010. Subsequently, he was appointed as the official organizer of the First Asia Autonomous Learners World caucus in Singapore in year 2011. At present Mr. Philip Kwan is under the internship of Emeritus Professor Gary J. Confessore of the George Washington University DC USA for Certified LAP Coach to provide professional coaching for Learner Autonomy Profiling analysis.

We appointed Mr. Kwan because of administrative, managerial and human resources expertise which we believe will be invaluable to our company as we execute our business plan and expand our operations.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have a written employment agreement or other formal compensation agreement with Mr. Kwan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOGALES RESOURCES CORP.

By: /s/ Philip Kwan

Philip Kwan

Chief Executive Officer

Date: November 29, 2016

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